SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549

                               SCHEDULE 14A INFORMATION

                 Proxy Statement Pursuant to Section 14(a) of the
                           Securities Exchange Act of 1934
                                 (Amendment No.        )

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [   ]

Check the appropriate box:

[X]   Preliminary Proxy Statement
[ ]   Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Rule 14a-12

                              PETER KIEWIT SONS', INC.
                 (Name of Registrant as Specified in its Charter)

                   Name of Person(s) Filing Proxy Statement, if
                             other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required
[ ]   Fee computed on table below per Exchange Act Rules
      14a-6(i)(1) and 0-11.

1)    Title of each class of securities to which transaction applies:

-----------------------------------------------------------------------

2)    Aggregate number of securities to which transaction applies:

-----------------------------------------------------------------------

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11*:

-----------------------------------------------------------------------

4)    Proposed maximum aggregate value of transaction: ----------------

5)    Total fee paid: -------------------------------------------------

[   ]   Fee paid previously with preliminary materials.

[   ]   Check box if any part of the fee is offset as provided by
Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1)     Amount previously paid: ----------------------------------------

2)     Form, Schedule or Registration Statement No.: ------------------

3)     Filing party: --------------------------------------------------

4)     Date filed: ----------------------------------------------------

*Set forth the amount on which the filing fee is calculated and state how it was determined.



                                                PRELIMINARY COPY

                                  [PKS LETTERHEAD]


                                   April 23, 1999



Dear PKS Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of Peter Kiewit Sons', Inc. (the "Corporation") to be held at 10:00 a.m. on Saturday, June 19, 1999, at the Cloud
Room, Kiewit Plaza, Omaha, Nebraska 68131.

     Information concerning the matters to be considered and voted upon at the Annual Meeting is set forth in the attached Notice of Annual Meeting and Proxy Statement. The Corporation's 1998 Annual Report on Form 10-K is also enclosed for your review and information.

     It is important that your shares be represented at the Annual Meeting, regardless of the number of shares that you hold. Therefore, whether or not you plan to attend the Annual Meeting, as soon as possible, please sign, date and return your Proxy in the envelope that has been provided. The execution and delivery of a Proxy will not prevent you from voting your shares in person if you subsequently choose to attend the Annual Meeting.

                                   Sincerely,



                                   Kenneth E. Stinson
                                   Chairman of the Board




                                                PRELIMINARY COPY

                                PETER KIEWIT SONS', INC.
                                      Kiewit Plaza
                                 Omaha, Nebraska 68131

                         NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           To Be Held Saturday, June 19, 1999

To the Stockholders of Peter Kiewit Sons', Inc.:

     The Annual Meeting of Stockholders ("Annual Meeting") of
Peter Kiewit Sons', Inc., a Delaware corporation (the
"Corporation"), will be held at the Cloud Room, Kiewit Plaza, Omaha, Nebraska 68131 at 10:00 a.m. on Saturday, June 19, 1999 for the following purposes:

     1.  To approve the Corporation's 1999 Bonus Plan (the
"Bonus Plan Proposal");

     2.  To approve an amendment to the Corporation's Restated
Certificate of Incorporation ("Certificate") to change the definition of "current inside director" by reducing the required years of employment from 8 years to 6 years (the
"Qualification Amendment");

     3. To approve an amendment to the Certificate to permit the sale of the Corporation's $.01 par value common stock ("Common
Stock") to non-employee directors (the "Stock Ownership
Amendment");

     4. To approve an amendment to the Certificate to eliminate the Corporation's Common Stock, Non-Redeemable Series (the "Non-
Redeemable Series Amendment");

     5. To elect thirteen (13) directors to hold office as specified in the attached Proxy Statement; and

     6. To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

     The Board of Directors has fixed the close of business on April 22, 1999 (the "Record Date") as the record date for the determination of the holders of Common Stock entitled to notice of, and to vote at, the Annual Meeting. Accordingly, only holders of record of Common Stock at the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. No business other than the Bonus Plan Proposal, the Qualification Amendment, the Stock Ownership Amendment, the Non-Redeemable Series Amendment and the election of directors is expected to be considered at the Annual Meeting or at any adjournment or postponement thereof. This Notice, the Proxy Statement and the accompanying form of Proxy are first being mailed to Stockholders on or about April 23, 1999.

     The matters to be considered at the Annual Meeting are more fully described in the accompanying Proxy Statement.

     ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, HOWEVER, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE. A POSTAGE-PREPAID ENVELOPE IS ENCLOSED FOR THAT PURPOSE. ANY STOCKHOLDER ATTENDING THE ANNUAL MEETING MAY VOTE IN PERSON EVEN IF THAT STOCKHOLDER HAS RETURNED A PROXY.

By Order of the Board of Directors



Kenneth E. Stinson
Chairman of the Board

April 23, 1999


                                                PRELIMINARY COPY



                               PETER KIEWIT SONS', INC.
                                    Kiewit Plaza
                               Omaha, Nebraska 68131

                                   PROXY STATEMENT
                        FOR THE ANNUAL MEETING OF STOCKHOLDERS
                         To Be Held Saturday, June 19, 1999

                        THE MEETING; VOTING AND SOLICITATION

Date, Time and Place of the Annual Meeting

     The annual meeting ("Annual Meeting") of the holders (the "Stockholders") of the $0.01 par value common stock ("Common Stock") of Peter Kiewit Sons', Inc., a Delaware corporation (the "Corporation"), will be held on Saturday, June 19, 1999, at 10:00 a.m. local time, at the Cloud Room, Kiewit Plaza, Omaha, Nebraska 68131.

Purpose of the Annual Meeting

     This Proxy Statement ("Proxy Statement") is being furnished to Stockholders in connection with the solicitation of proxies on behalf of the Board of Directors of the Corporation (the "Board") to be voted at the Annual Meeting, or any adjournment or postponement thereof, for the purpose of considering the following matters: (a) the approval of the Corporation's 1999 Bonus Plan (the "Bonus Plan Proposal"); (b) the approval of an amendment to the Corporation's Restated Certificate of Incorporation ("Certificate") to change the definition of "current inside director" by reducing the required years of employment from 8 years to 6 years (the "Qualification Amendment"); (c) the approval of an amendment to the Certificate to permit the sale of Common Stock to non-employee directors (the "Stock Ownership Amendment"); (d) the approval of an amendment to the Certificate to eliminate the Corporation's Common Stock, Non-Redeemable Series (the "Non-Redeemable Series Amendment"); (e) to elect thirteen (13) directors to hold office as specified in the attached Proxy Statement; and (f) to transact such other business as may properly come before the Annual Meeting.

Date of Provision of Proxy Statement

     This Proxy Statement, the Notice of Annual Meeting and the accompanying Proxy are first being mailed to Stockholders on or about April 23, 1999.

Annual Meeting Record Date

     As of April 22, 1999, the record date for the determination of persons entitled to vote at the Annual Meeting (the "Record Date"), there were [___________] shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote on each matter to be voted upon by the Stockholders at the Annual Meeting.

Appraisal Rights

     Stockholders will not be entitled to appraisal rights as a result of the matters proposed to be considered at the Annual
Meeting.

Voting

     The Certificate provides the Stockholders with the option of cumulative voting in any election of directors. A proxy form which provides for cumulative voting will be provided promptly to any Stockholder upon request, by writing the Stock Registrar at Kiewit Plaza, Omaha, Nebraska 68131, or by calling him at (402) 342-2052. Under the cumulative voting method, the number of a Stockholder's shares of Common Stock is first multiplied by the number of directors to be elected. The resulting number of votes may then be voted for a single nominee or distributed among some or all of the nominees. After the voting is closed, the nominees are ranked in order by the number of votes received. The highest ranking nominees are then elected until the number of open directorships is filled.

     The approval of a plurality of the shares of Common Stock present in person or by proxy at the Annual Meeting and entitled to vote is required to elect the nominees as directors, unless cumulative voting is required. The approval of the Bonus Plan Proposal requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy at the Annual Meeting and entitled to vote thereon. The approval of the Qualification Amendment requires the affirmative vote of the holders of at least 66 2/3% of the issued and outstanding shares of Common Stock. The approval of the Stock Ownership Amendment and the Non-Redeemable Series Amendment each requires the affirmative vote of the holders of at least 80% of the issued and outstanding shares of Common Stock.

     Stockholders can vote on matters presented at the Annual Meeting by either voting in person or by signing, dating and returning the enclosed proxy. In the election of directors, the enclosed proxy may be marked for the election of all, some or none of the nominees for director. With respect to the Bonus Plan Proposal, the Qualification Amendment, the Stock Ownership Amendment and the Non-Redeemable Series Amendment, the enclosed proxy may be marked for or against any such proposals, or the Stockholder may abstain from voting on any of such proposals.

     As of the Record Date, there were [__________] shares of Common Stock outstanding and entitled to vote at the Annual Meeting. The presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares of Common Stock entitled to vote as of the Record Date is required to constitute a quorum at the Annual Meeting. Under applicable Delaware law, abstentions and "non-votes" (that is, proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote) will be treated as present for purposes of determining the presence of a quorum at the Annual Meeting. Abstentions and "non-votes" will have the effect of votes against the Bonus Plan Proposal, the Qualification Amendment, the Stock Ownership Amendment and the Non-Redeemable Series Amendment. If a quorum should not be present, the Annual Meeting may be adjourned from time to time until the necessary quorum is obtained.

Proxies

     All shares of Common Stock represented by properly executed proxies, which are returned and not revoked, will be voted in accordance with the instructions, if any, given therein. If no instructions are provided in a proxy, it will be voted FOR approval of the Bonus Plan Proposal, FOR approval of the Qualification Amendment, FOR approval of the Stock Ownership Amendment, FOR approval of the Non-Redeemable Series Amendment, FOR the Board's nominees for director, and in accordance with the proxy-holders' best judgment as to any other business raised at the Annual Meeting.

     Any Stockholder who delivers a proxy may revoke it at any time before it is voted by delivering to the Secretary of the Corporation a written statement revoking the proxy, by executing and delivering a later dated proxy or by voting in person at the Annual Meeting.

Solicitation Costs

     The Corporation will bear its own cost of solicitation of proxies. In addition to the use of the mails, proxies may be solicited by certain directors, officers and other employees of the Corporation, not specially employed for the purpose, by personal interview, telephone, telegram or e-mail. Such directors, officers and employees will not receive additional compensation for such solicitation but may be reimbursed for out-of-pocket expenses incurred in connection therewith.

                            EXPLANATORY NOTE

     On March 31, 1998, the Corporation's former parent, Level 3 Communications, Inc. ("Level 3") transferred all of the issued and outstanding shares of common stock of Kiewit Construction Group Inc. ("KCG"), as well as certain other assets and liabilities related to Level 3's construction and mining business, which together with such common stock comprised all of the construction and mining business of Level 3 (the "Construction Business"), to the Corporation in exchange for all of the Corporation's then outstanding shares of Common Stock. Level 3 then distributed all of such Common Stock to the holders of Level 3's Class C Construction & Mining Group Restricted Redeemable Convertible Exchangeable Common Stock ("Class C Stock"), in exchange for such shares of Class C Stock. As a result of such transactions (collectively, the "Transaction"), the Corporation is now owned by the former holders of Level 3's Class C Stock, and now conducts the Construction Business. In connection with the Transaction, the Corporation's name was changed from "PKS Holdings, Inc." to "Peter Kiewit Sons',
Inc." and Level 3's name was changed from "Peter Kiewit Sons', Inc." to "Level 3 Communications, Inc."


                             DIRECTOR NOMINEES

     The Board has determined that thirteen (13) directors are to be elected to the Board at the Annual Meeting. All the nominees are current directors of the Corporation, except Mr. Cline. Mr. Bay was appointed by the Board on March 4, 1999 to fill the vacancy created by the resignation of Thomas C. Stortz in December 1998 due to a change in Mr. Stortz' occupation. Each nominee has agreed to serve as a director, if elected. Directors will be elected to serve until the next annual election and until their successors are duly elected and qualified. If any nominee shall, prior to the Annual Meeting, become unavailable for election as a director, the persons named in the proxy will vote for that nominee, if any, in their discretion as may be recommended by the Board, or the Board may reduce the number of directors to eliminate the vacancy. The term of Mr. Cline's directorship will not commence until approval of the Qualification Amendment and filing thereof with the Delaware Secretary of State. In the event the Qualification Amendment is not approved, Mr. Cline will not be eligible to serve as a director, and only twelve (12) directors will be elected to the Board. Information as to each nominee for director is set forth below.

Name                   Business Experience                    Age
----                   -------------------                    ---

Mogens C. Bay      Mr. Bay has been a director of the          50
                   Corporation since March 1999. Mr. Bay has been Chairman of Valmont Industries, Inc.
                   ("Valmont") since January 1997 and
                   President and Chief Executive Officer of
                   Valmont since August 1993. Mr. Bay is also currently a director of Valmont, ConAgra, Inc. and InaCom Corp. Mr. Bay is a member of the Compensation Committee and the Executive Compensation Subcommittee of the Compensation Committee of the Corporation.

Roy L. Cline       Mr. Cline has been the President of Kiewit  61
                   Industrial Co., a subsidiary of the
                   Corporation, since March 1992.

Richard W. Colf    Mr. Colf has been a director of the         55
                   Corporation since August 1997. Mr. Colf has been an Executive Vice President of the Corporation since July 1998. Mr. Colf has been an Executive Vice President of Kiewit Pacific Co. ("KPC"), a subsidiary of the Corporation, since September 1998, was a Senior Vice President of KPC from October 1995 to September 1998 and was a Vice President of KPC for more than five years prior to October 1995. Mr. Colf is a member of the Executive Committee of the Corporation.

James Q. Crowe     Mr. Crowe has been a director of the        49
                   Corporation since August 1997. Mr. Crowe has been the President and Chief Executive
                   Officer of Level 3 since August 1997.
                   Mr. Crowe was Chairman of the Board of MFS
                   Communications Company, Inc. ("MFS") for more than five years prior to December 1997, Chief Executive Officer from November 1991 until December 1997 and was President from January 1988 to June 1989 and from April
                   1990 until January 1992. Mr. Crowe was
                   Chairman of the Board of MCI WorldCom, Inc.
                   from January 1997 until July 1997. Mr. Crowe is currently also a director of Commonwealth
                   Telephone Enterprises, Inc., RCN Corporation,
                   InaCom Corp. and Level 3. Mr. Crowe is a member of the Compensation Committee of the Corporation.

Richard Geary      Mr. Geary has been a director of the        64
                   Corporation since August 1997. Mr. Geary was an Executive Vice President of the Corporation from August 1997 to July 1998.
                   Mr. Geary was an Executive Vice President of
                   KCG and President of KPC for more than five years prior to August 1997. Mr. Geary is currently also an advisory director of Portland General Corp.

Bruce E. Grewcock  Mr. Grewcock has been a director and        45
                   Executive Vice President of the Corporation since August 1997. Mr. Grewcock has been the President of Kiewit Western Co., a subsidiary of the Corporation, since July 1997. Mr.
                   Grewcock was an Executive Vice President of
                   KCG from July 1996 to June 1998, and
                   President of Kiewit Mining Group, Inc., a subsidiary of the Corporation, from
                   January 1992 to July 1996. Mr. Grewcock is currently also a director of Kinross Gold
                   Corporation. Mr. Grewcock is a member of the Executive Committee of the Corporation.

William L. Grewcock Mr. Grewcock has been a director of the    73
                   Corporation since August 1997. Mr.
                   Grewcock was Vice Chairman of Level 3 for more than five years prior to April 1998.
                   Mr. Grewcock is also a director of Level
                   3. Mr. Grewcock is a member of the
                   Compensation Committee of the Corporation.

Tait P. Johnson    Mr. Johnson has been a director of the      49
                   Corporation since August 1997. Mr. Johnson has been the President of Gilbert
                   Industrial Corporation, a subsidiary of
                   the Corporation, for more than the last
                   five years, and was President of Gilbert
                   Southern Corp., a subsidiary of the
                   Corporation, from October 1995 to July
                   1996 and Vice President of Gilbert Southern
                   Corp. from June 1994 to October 1995. Mr.
                   Johnson is the Chairman of the Audit
                   Committee of the Corporation.

Peter Kiewit, Jr.  Mr. Kiewit has been a director of the       72
                   Corporation since August 1997. Mr. Kiewit has been Of Counsel to the law firm of Gallagher & Kennedy, Phoenix, Arizona, for more than the last five years. Mr.
                   Kiewit is a member of the Audit Committee, the Compensation Committee and the Executive
                   Compensation Subcommittee of the Compensation
                   Committee of the Corporation.

Allan K. Kirkwood  Mr. Kirkwood has been a director of the      55
                   Corporation since August 1997. Mr. Kirkwood has been an Executive Vice President of the Corporation since July 1998. Mr. Kirkwood has been an Executive Vice President of KPC since September 1998, was a Senior Vice
                   President of KPC from October 1995 to
                   September 1998 and was a Vice President
                   of KPC for more than five years prior to October 1995. Mr. Kirkwood is a member of the Executive Committee and the Audit
                   Committee of the Corporation.

Walter Scott, Jr.  Mr. Scott has been a director and Chairman  67
                   Emeritus of the Corporation since August
                   1997. Mr. Scott has been the Chairman of the Board of Level 3 for more than the last five years. Mr. Scott was the Chief Executive Officer of Level 3 for more than five years prior to August 1997. Mr. Scott is also currently a director of Berkshire Hathaway Inc., Burlington Resources Inc., MidAmerican Energy Holding Co., ConAgra, Inc., Commonwealth Telephone Enterprises, Inc., RCN Corporation, U.S. Bancorp, Valmont and Level
                   3. Mr. Scott is the Chairman of the
                   Compensation Committee of the Corporation.

Kenneth E. Stinson Mr. Stinson has been President and a       56
                   director of the Corporation since August
                   1997 and Chairman and Chief Executive
                   Officer of the Corporation since March 1998.
                   Mr. Stinson has been the Chairman and Chief
                   Executive Officer of KCG for more than the last five years. Mr. Stinson was Executive Vice President of Level 3 from June 1991 to August 1997. Mr. Stinson is also currently a director of ConAgra, Inc., Valmont and Level 3. Mr. Stinson is the Chairman of the Executive Committee of the Corporation.

George B. Toll, Jr. Mr. Toll has been a director and           62
                   Executive Vice President of the
                   Corporation since August 1997. Mr. Toll
                   was an Executive Vice President of KCG from April 1994 to June 1998, and a Vice
                   President of KPC from June 1992 to August
                   1994. Mr. Toll is a member of the Executive
                   Committee of the Corporation.




     The Board unanimously recommends a vote FOR the nominees identified above.





                 INFORMATION ABOUT THE BOARD OF DIRECTORS

Committees

     The Board has an Audit Committee, a Compensation Committee and an Executive Committee.

     The Audit Committee recommends the selection of and reviews the services provided by the Corporation's independent auditors, consults with the independent auditors and reviews the need for internal auditing procedures and the adequacy of internal controls and reports and makes recommendations to the full Board. The current Audit Committee members are Messrs. Johnson (Chairman), Kirkwood and Kiewit. The audit committee had [three] formal meetings in 1998.

     The Compensation Committee determines the compensation of the Chief Executive Officer and reviews the compensation, securities ownership, and benefits of the Corporation's executive officers. The current Compensation Committee members are Messrs. Scott (Chairman), Bay, Crowe, Kiewit and William Grewcock. The Compensation Committee had [two] formal meetings in 1998.

     The Compensation Committee has an Executive Compensation Subcommittee. The Executive Compensation Subcommittee reviews and approves or disapproves, all compensation of whatever nature to be paid to the Chief Executive Officer of the Corporation and the Corporation's next four highest paid executive officers (the "Named Executive Officers"); establishes and administers performance goals pursuant to the Corporation's executive bonus plans, if any, adopted pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"); and approves or disapproves, on behalf of the Board, the creation of any new bonus plans for the executive officers of the Corporation pursuant to
Section 162(m) of the Code. This Subcommittee was established on March 4, 1999. The current Executive Compensation Subcommittee members are Messrs. Bay and Kiewit.

     The Executive Committee exercises, to the maximum extent permitted by law, all powers of the Board between board meetings, except those functions assigned to specific committees. The current Executive Committee members are Messrs. Stinson
(Chairman), Bruce Grewcock, Colf, Kirkwood and Toll.

     The Corporation does not have a nominating committee. The
Certificate provides that the incumbent directors may nominate a slate of directors for election at the annual meeting of stockholders. On March 26, 1999, the incumbent directors nominated the slate listed on pages 3-4 of this Proxy Statement.

     In 1998, the Board had four formal meetings and acted by written consent in lieu of a meeting on six occasions. In 1998, no director, except Mr. Crowe, attended less than 75% of the aggregate of the total number of meetings of the Board and the committees of which he was a member.

     Directors who are employees of the Corporation or its subsidiaries do not receive directors' fees. Non-employee directors are paid annual directors' fees of $30,000, plus $1,500 for attending each meeting of the Board, $1,200 for attending each meeting of a committee of the Board and $1,500 for attending the Corporation's annual operations meeting.


                        EXECUTIVE COMPENSATION

Summary Compensation Table

     The table below shows the annual compensation of the Named Executive Officers. The table below also shows the annual compensation of Mr. Richard Geary who resigned as Executive Vice President of the Corporation on July 31, 1998. The Corporation does not currently have plans under which options, stock appreciation rights, restricted stock awards, long-term incentive compensation, profit sharing, or pension benefits are held by the Named Executive Officers. As a result of the Transaction, the Construction Business was distributed to the Corporation. Although certain compensation payments for the periods reflected below may have been made by Level 3, all such payments related to the Construction Business. Therefore, for presentation purposes, all payments are reported as if they were made by the Corporation or its subsidiaries.

                                      Annual Compensation
                                     ---------------------

                                                              Other Annual
Name and Principal Position    Year  Salary ($)   Bonus ($)   Compensation ($)
---------------------------    ----  ----------   ---------   ----------------
Kenneth E. Stinson
  Chief Executive Officer      1998   570,835     ----------  111,422(1)
                               1997   476,670     1,500,000
                               1996   402,500       900,000

George B. Toll, Jr.
  Executive Vice President     1998   290,921     ---------
                               1997   257,706       650,000
                               1996   231,250       500,000


Richard W. Colf
  Executive Vice President     1998   261,530     ---------
                               1997   234,750       360,000
                               1996   215,875       310,000


Allan K. Kirkwood
  Executive Vice President     1998   254,885     ---------
                               1997   221,250       360,000
                               1996   192,350       310,000


Richard Geary(2)
  Executive Vice President     1998   210,834     ---------
                               1997   285,919       770,000
                               1996   270,750       600,000


Bruce E. Grewcock
  Executive Vice President     1998   226,415     ---------
                               1997   199,831       175,000
                               1996   173,000       175,000

----------------------------

(1) Other Annual Compensation means perquisites and other personal benefits received by each of the Named Executive Officers, if, in the aggregate, in excess of the lesser of $50,000 or 10% of their combined salary and bonus. In 1998, taxable income in the amount of $40,778 was imputed to Mr. Stinson with respect to the non-business use of corporate aircraft and taxable income in the amount of $70,644 was imputed with respect to his interest free loan described below. No other Named Executive Officer received any Other Annual Compensation in excess of the reporting threshold.

(2)     Mr. Geary resigned as Executive Vice President of the
Corporation effective July 31, 1998.

Director's Compensation

     During 1998, each of the directors of the Corporation who were not employed by the Corporation during 1998 received directors fees consisting of an annual retainer of $30,000 (the first quarterly installment of this amount was paid by Level 3 prior to the Transaction) and fees of $1,500 for attending each Board meeting and $1,200 for attending each committee meeting. Non-employee directors also receive $1,500 for attending the Corporation's annual operations meeting.

Certain Relationships and Related Transactions

     During 1998, Kiewit Engineering Co., a subsidiary of the Corporation ("KEC"), and Bitterroot, Inc., a corporation controlled by Mr. Scott ("Bitterroot"), were joint owners of an aircraft. The cost of operation of such aircraft was proportionally allocated between the Corporation and Bitterroot. On January 25, 1999, KEC sold its interest in such aircraft to a successor of Bitterroot for $10,800,000, the fair market value of such aircraft interest. KEC acquired such aircraft interest in a capital contribution from Level 3 in connection with the Transaction.

     The Corporation loaned George B. Toll, Jr. $800,000 during
1994 in connection with the purchase of a residence and relocation expenses. The full principal amount of his demand note payable to the Corporation is currently outstanding.

     In connection with the Transaction, certain of Level 3's outstanding convertible debentures were permitted to be converted into Class C Stock. Level 3 provided the holders of such convertible debentures with interest-free loans to repay the outstanding loans used to finance the purchase of such debentures. As a result of the Transaction, the shares of Class C Stock were exchanged for shares of Common Stock, and the interest-free loan obligations were transferred from Level 3 to the Corporation. The following is a list of directors, executive officers and nominees for election as director who had outstanding interest-free loans to the Corporation in excess of $60,000 during 1998, the largest aggregate amount outstanding during 1998 and the amount, if any, currently outstanding: (a) Kenneth E. Stinson - $1,280,000 ($1,080,000 currently); (b) Roy
L. Cline - $300,000 ($250,000 currently); (c) Bruce E. Grewcock - $275,000 ($250,000 currently); (d) Allan K. Kirkwood - $240,000
($240,000 currently); (e) Richard W. Colf - $175,000 ($150,000 currently); (f) Kenneth M. Jantz - $200,000 ($150,000 currently);
(g) George B. Toll, Jr. - $125,000 ($0 currently); (h) Richard Geary - $100,000 ($100,000 currently); (i) Tait P. Johnson - $125,000 ($100,000 currently); (j) Stephen A. Sharpe - $100,000
($100,000 currently); and (k) John Brad Chapman - $105,000
($80,000 currently).

     In 1998, Level 3 and a subsidiary of the Corporation entered into a contract for the construction of Level 3's North American Intercity Network. Construction, which is expected to be completed during the first quarter of 2001, will cost an estimated $2 billion. In 1998, Level 3 paid a subsidiary of the Corporation approximately $87 million under this contract. In addition, Level 3 has retained a subsidiary of the Corporation as the general contractor for the construction of Level 3's campus headquarters facility being built in Broomfield, Colorado. In 1998, Level 3 paid a subsidiary of the Corporation approximately $22.7 million in connection with such activities.

     In connection with the Transaction, the Corporation and Level 3 entered into various agreements intended to implement the Transaction, including a separation agreement ("Separation Agreement") and a tax sharing agreement ("Tax Sharing Agreement"), pursuant to which the parties agreed to allocate certain liabilities associated with the Construction Business and Level 3's other businesses and the costs and other liabilities related to the Transaction.

     The Separation Agreement provides that, except as otherwise provided, the costs and expenses associated with the Transaction are to be borne 82.5% by Level 3 and 17.5% by the Corporation. On March 18, 1998, Level 3 and the Corporation entered into an amendment to the Separation Agreement that provides that the Corporation will bear substantially all of the Transaction related costs and expenses if the Level 3 Board of Directors determines to force conversion of all outstanding shares of Level 3's Class R Stock on or before July 15, 1998 (a "Forced Conversion Determination"). The Level 3 Board of Directors made such a Forced Conversion Determination and, accordingly, substantially all of the Transaction related costs and expenses will be borne by the Corporation.

     The Tax Sharing Agreement provides that if the Transaction were determined to be taxable other than as a result of a breach of certain representations and warranties made by either Level 3 or the Corporation, such taxes and certain other taxes related to the Transaction (together, the "Transaction Taxes") would be allocated 82.5% to Level 3 and 17.5% to the Corporation. The Tax Sharing Agreement provides that the Transaction Taxes will be allocated 50% each to Level 3 and the Corporation if a Forced Conversion Determination is made. As a result of the Forced Conversion Determination, the Transaction Taxes will be so allocated.

     In connection with the Transaction, Level 3 and a subsidiary of the Corporation entered into an amended mine management agreement pursuant to which the Corporation's subsidiary provides mine management and related services for Level 3's coal mining properties. The amended mine management agreement provides the Corporation's subsidiary with a right of offer in the event that Level 3 were to determine to sell any or all of its coal mining properties. During 1998, Level 3 paid a subsidiary of the Corporation approximately $34 million in connection with services provided pursuant to such agreement.

     Bruce E. Grewcock is the son of William L. Grewcock.

Compensation Committee Interlocks and Insider Participation

     The Compensation Committee consists of Messrs. Bay, Crowe, William Grewcock, Kiewit and Scott. Messrs. Scott and William Grewcock are employees of the Corporation. Messrs. Scott, William Grewcock and Crowe were formerly officers of the Corporation or its subsidiaries.

     A corporation controlled by Mr. Scott was a joint owner of an aircraft with KEC and such corporation's successor acquired KEC's interest in such aircraft on January 25, 1999. In 1998, Level 3 paid several subsidiaries of the Corporation approximately $133 million in connection with the construction of Level 3's North American Intercity Network and campus headquarters facilities and for certain mine management services. See "Certain Relationships and Related Transactions."

     Mr. Stinson is a director of Valmont.

Executive Compensation Subcommittee Report

     In 1998, prior to the Transaction, the Executive Compensation Committee of the Level 3 Board of Directors (the "Level 3 Committee") approved Mr. Stinson's annual base salary for the 1998-1999 pay cycle. In addition, prior to the Transaction, the Level 3 Committee also adopted the PKS Holdings, Inc. Bonus Plan (the "1998 Bonus Plan"), and the Level 3 Committee established certain Performance Goals under the 1998 Bonus Plan for 1998. Payments under the 1998 Bonus Plan during any plan year, if any, are made in the following year after certification of the achievement of the specified Performance Goals. The Level 3 Committee was composed entirely of "outside" directors as defined in Section 162(m) of the Code.

     Subsequent to the Transaction, the Executive Compensation Subcommittee of the Compensation Committee of the Board became responsible for reviewing and approving bonus payments pursuant to the 1998 Bonus Plan, as well as for reviewing and approving, on an annual basis, the compensation of the Named Executive Officers pursuant to the Corporation's executive compensation program. The Executive Compensation Subcommittee is composed entirely of "outside" directors as defined in Section 162(m) of the Code.

     The objectives of the Corporation's executive compensation program are to (a) support the achievement of desired Corporation performance, (b) provide compensation that will attract and retain superior talent, (c) reward performance, and (d) align the executive officers' interest with the success of the Corporation by placing a portion of total compensation at risk. The executive compensation program has two elements: salaries and bonuses. The program provides base salaries which are intended to be competitive with salaries provided by other comparable companies. Bonuses are the vehicle by which executive officers can earn additional compensation depending on individual, business unit, and Corporation performance.

     The Executive Compensation Subcommittee has certified that for 1998, the maximum Performance Goals under the 1998 Bonus Plan have been met. The Executive Compensation Subcommittee uses its discretion, subject to the Bonus Plan, to set executive compensation at levels warranted in its judgment by external, internal, or individual circumstances.

     In recognition of Mr. Stinson's contributions to the Corporation's performance in 1998, the Executive Compensation Subcommittee has approved a bonus of $_______________, payable in 1999. A number of factors were considered in setting Mr. Stinson's bonus. These factors included meeting the 1998 Bonus Plan Performance Goals, the Corporation's overall performance, the increase in the stock formula price, as well as Mr. Stinson's personal effort and accomplishments in managing the Corporation and the Construction Business. After considering all of the factors, the Executive Compensation Subcommittee felt the approved bonus was well within a reasonable range.

     The foregoing report has been furnished by the Executive
Compensation Subcommittee, Messrs. Bay and Kiewit.

Performance Graph

     The following performance graph shall not be deemed to be incorporated by reference by means of any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, except to the extent that the Corporation specifically incorporates such information by reference, and shall not otherwise be deemed filed under such acts.

     The Corporation's Common Stock is not publicly traded. The Corporation's Certificate contains a formula pursuant to which the Common Stock is valued. As a result of the Transaction, the Construction Business was distributed to the Corporation. Level 3's former Class C Stock was linked to the performance of the Construction Business, and was valued pursuant to a formula specified in Level 3's restated certificate of incorporation (the "Level 3 Certificate"). Consequently, for presentation purposes, the graph below compares the cumulative total return (stock appreciation plus reinvested dividends) of Level 3's Class C Stock for the four year period 1994-1997, and the Corporation's Common Stock for 1998 (referred to in the graph collectively as "Construction Stock"), with the Standard and Poors' Composite
500 Index and the Dow Jones Heavy Construction Index.

     Pursuant to the Level 3 Certificate and the Certificate, for all periods presented in the graph below, the Construction Stock was valued at the formula value determined by the Level 3 Certificate or the Certificate, as the case may be, at the end of its fiscal year, reduced by dividends declared during the following year. For purposes of the graph, it has been assumed that dividends were immediately reinvested in additional shares of Construction Stock, although such reinvestment was not permitted in actual practice. Although Level 3's and the Corporation's fiscal years ended on the last Saturday in December, the Construction Stock is compared against indexes which assume a fiscal year ending December 31.

     The graph assumes that the value of the investment was $100 on December 31, 1993, and that all dividends and other distributions were reinvested.

       COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AMONG THE
      CONSTRUCTION STOCK, THE S&P 500 INDEX AND THE DOW JONES HEAVY
                          CONSTRUCTION INDEX

[INSERT GRAPH]

                                     1993   1994   1995   1996   1997   1998
-----------------------------------------------------------------------------
Construction Stock                    100    118    153    195    248    310
S&P 500 Index                         100    101    139    171    229    294
Dow Jones Heavy Construction Index    100     96    134    128     96    100



                           SECURITY OWNERSHIP OF CERTAIN
                          BENEFICIAL OWNERS AND MANAGEMENT

     The table below shows information about the ownership of Common Stock as of April 22, 1999, by the Corporation's directors, nominees for director, the Named Executive Officers and each person who beneficially owns more than 5 percent of the Common Stock. The table also shows the ownership of Common Stock by all of the directors and executive officers as a group as of such date.

                                Number of Shares
       Name                    Beneficially Owned        Percent of Shares
---------------------    ----------------------------    ------------------

Kenneth E. Stinson                2,770,968                     8.2%
Richard W. Colf                   1,715,960                     5.1%
George B. Toll, Jr.               1,711,236                     5.1%
Richard Geary                     1,435,560                     4.3%
Allan K. Kirkwood                 1,207,664                     3.6%
Bruce E. Grewcock                   881,336                     2.6%
Tait P. Johnson                     823,088                     2.4%
Roy L. Cline                        533,416                     1.6%
Walter Scott, Jr.                   400,000                     1.2%
William L Grewcock                    8,192                      *
Mogens C. Bay                        ---                         ---
James Q. Crowe                       ---                         ---
Peter Kiewit, Jr.                    ---                         ---
Directors and Executive Officers
as a Group (19 Individuals)(1)   12,000,116                    35.7%
-------------------------------
*     Less than 1%.

(1)   Includes the 533,416 shares of Common Stock owned by Mr. Cline.



                           BONUS PLAN PROPOSAL

     In 1998, the Level 3 Committee adopted the 1998 Bonus Plan. The 1998 Bonus Plan was adopted to provide for the payment of compensation to the Corporation's Named Executive Officers who were no longer eligible to participate under Level 3's 1996 Bonus Plan as a result of the Transaction. The 1998 Bonus Plan was adopted pursuant to certain transition regulations under the Code, which regulations generally limited the duration of the 1998 Bonus Plan to bonuses payable for 1998. Consequently, the Corporation has adopted, subject to Stockholder approval, the Peter Kiewit Sons', Inc. 1999 Bonus Plan (the "1999 Bonus Plan").

     The 1999 Bonus Plan will be administered by the Executive Compensation Subcommittee of the Compensation Committee and is intended to serve as a qualified performance-based compensation program under Section 162(m) of the Code. Section 162(m) of the Code denies a deduction by an employer for certain compensation in excess of $1 million per year paid by a publicly held corporation to its Named Executive Officers. Certain compensation, including compensation based on performance goals, is excluded from this deduction limit. Among the requirements for compensation to qualify for this exception is that the material terms under which the compensation is to be paid must be disclosed to and approved by the Stockholders in a separate vote prior to the payment. Accordingly, the 1999 Bonus Plan is being submitted to the Stockholders for approval at the Annual Meeting.

     The following description of the 1999 Bonus Plan is qualified in its entirety by the terms of the 1999 Bonus Plan, a copy of which is attached as Appendix I to this Proxy Statement.
                     ----------

     The eligible participants of the 1999 Bonus Plan are the Named Executive Officers and any other executive officer selected by the Executive Compensation Subcommittee to participate in the Plan. There are currently 5 eligible participants. The 1999 Bonus Plan provides for the payment of annual incentive bonus awards to participants if, and only to the extent that, performance goals established by the Executive Compensation Subcommittee are met. Although the 1999 Bonus Plan is designed to mitigate the negative impact of Section 162(m) on Stockholders, the Corporation may pay discretionary bonuses to the Named Executive Officers based on non-quantifiable performance goals which are also in the best interest of Stockholders. Such bonuses will not be made pursuant to this 1999 Bonus Plan and accordingly will not be eligible for the performance based exception to the $1 million limitation of Section 162(m).

     The goals established by the Executive Compensation Subcommittee can be expressed in terms of one or more pre-set financial or other objective goals as they relate to an individual, the Corporation as a whole, or to the business unit for which a particular executive officer is responsible. Financial goals may be expressed, for example, in terms of stock price, revenues, net earnings, earnings per share, or return on equity. The goals can include standards for minimum attainment, target attainment, and maximum attainment. The goals established by the Executive Compensation Subcommittee can be (but need not be) different each year and different goals may be applicable to different participants. The goals with respect to a particular plan year will be established not later than the latest date permissible under
Section 162(m) of the Code. Any such goals shall (a) be determined in accordance with the Corporation's audited financial statements and generally accepted accounting principals and reported upon by the Corporation's independent accountants, and (b) be based upon a standard under which a third party with knowledge of the relevant facts could determine whether the goal is met.

     Subject to the approval of the 1999 Bonus Plan by the Stockholders, for the 1999 plan year, the Executive Compensation Subcommittee has established performance goals measured in terms of net earnings, as reported in the Corporation's audited financial statements. The performance goals provide that the maximum bonus that could be paid for 1999 to any participant is 2.5% of the Corporation's net earnings, which is also the maximum bonus that could be paid to any participant during any plan year under the 1999 Bonus Plan. The Executive Compensation Subcommittee may, in its discretion, reduce or eliminate the amount payable to any participant in each case based upon such factors as the Executive Compensation Subcommittee may deem relevant, but shall not increase the amount payable to any participant. Before any awards are paid to a Named Executive Officer, the Executive Compensation Subcommittee must certify that the performance goals and other material terms have been satisfied.

     If approved by Stockholders, the 1999 Bonus Plan shall first be effective with respect to the 1999 plan year. The 1999 Bonus
Plan has a five year term, ending with fiscal year 2003.

     The Board can from time to time amend, suspend, or discontinue the 1999 Bonus Plan (including amendments which could increase the Corporation's cost); provided, however, that no amendment which requires Stockholder approval in order for the 1999 Bonus Plan to continue to comply with Section 162(m) of the Code will be effective unless it receives the requisite Stockholder approval. In addition, the Executive Compensation Subcommittee can make such amendments as it deems necessary to comply with other applicable laws, rules, and regulations.

     Because performance goal criteria may vary from year to year and from participant to participant, benefits under the 1999 Bonus Plan are not presently determinable. Therefore, the Corporation has omitted the tabular disclosure of the amount of benefits payable under the 1999 Bonus Plan.

     Approval of the Bonus Plan Proposal requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy at the Annual Meeting and entitled to vote thereon.

    The Board unanimously recommends a vote FOR the Bonus Plan Proposal.

                         QUALIFICATION AMENDMENT

     The Board has approved, and recommends that the Stockholders approve, the Qualification Amendment to become effective promptly following its approval at the Annual Meeting. The text of the Qualification Amendment is set forth as Appendix II hereto.
                                        -----------

     The Certificate permits only 3 members of the Board to be "non-inside directors." All other directors must be either a "current inside director" or a "former inside director." A director may be a "current inside director" only if he meets certain requirements, including, the requirement that he was continuously employed by the Corporation, its predecessor, former parent corporation or a subsidiary of the Corporation for at least 8 years before becoming a director. The Qualification Amendment amends Article Fifth (A)(2)(c) of the Certificate by modifying the definition of "current inside director" by reducing the required years of employment from 8 years to 6 years. The purpose of the Qualification Amendment is to provide the Board with greater flexibility in identifying and nominating candidates to serve as "inside directors" of the Corporation.

     Approval of the Qualification Amendment requires the affirmative vote of the holders of at least 66 2/3% of the issued and outstanding shares of Common Stock.

   The Board unanimously recommends a vote FOR the Qualification Amendment.

                          STOCK OWNERSHIP AMENDMENT

     The Board has approved, and recommends that the Stockholders approve, the Stock Ownership Amendment to become effective promptly following its approval at the Annual Meeting. The text of the Stock Ownership Amendment is set forth as Appendix III
                                                 ------------
hereto.

     The Certificate restricts the ownership of Common Stock to employees of the Corporation and its subsidiaries and, with the prior approval of the Board, by certain authorized transferees of such employees (i.e., fiduciaries for the benefit of members of the immediate families of employees, corporations wholly owned by employees or employees and their spouses and/or children, fiduciaries for the benefit of such corporations, charities, and fiduciaries for charities designated by any such person). The Certificate defines an "employee" to mean an employee of the Corporation, any employee of a subsidiary of which the Corporation owns at least a 20% equity interest (or any joint venture in which the Corporation and/or any such subsidiary owns at least a 20% equity interest) or an employee of Kiewit Coal Properties, Inc. (now known as KCP, Inc.) or any subsidiary thereof (or any joint venture in which Kiewit Coal Properties, Inc. (now known as KCP, Inc.) or any such subsidiary has a 20% or more equity interest). A director who is a former employee may continue to own Common Stock, but is not permitted to acquire any additional shares of Common Stock.

     The Stock Ownership Amendment amends the definition of "Employee" in Article Eighth of the Certificate to permit non-employee directors to own shares of Common Stock. The purpose of the Stock Ownership Amendment is to attract and retain qualified non-employee directors. In the event of the approval of the Stock Ownership Amendment, non-employee directors will be eligible to purchase shares of Common Stock.

     Approval of the Stock Ownership Amendment requires the affirmative vote of the holders of at least 80% of the issued and outstanding shares of Common Stock.

  The Board unanimously recommends a vote FOR the Stock Ownership Amendment.

                      NON-REDEEMABLE SERIES AMENDMENT

     The Board has approved, and recommends that the Stockholders approve, the Non-Redeemable Series Amendment to become effective promptly following its approval at the Annual Meeting. The text of the Non-Redeemable Series Amendment is set forth as Appendix
                                                       --------
IV hereto.
--

     The Certificate designates ten (10) shares of Common Stock as Common Stock, Non-Redeemable Series. The Common Stock, Non-Redeemable Series has terms identical to the Common Stock, except that holders of Common Stock, Non-Redeemable Series have no right to cause the Corporation to repurchase their shares, are not required to offer such shares for repurchase and are not subject to any redemption by the Corporation. The Non-Redeemable Series Amendment amends the Certificate by eliminating the Corporation's Common Stock, Non-Redeemable Series. The designation of Common Stock, Non-Redeemable Series was necessary under the Delaware General Corporate Law ("DGCL") to ensure that the Corporation have at least one class or series of stock with full voting powers which was not subject to redemption. Recent revisions to the DGCL have modified this requirement so that it can be satisfied if at least one (1) share of stock with full voting power is outstanding after any redemption by the Corporation. The Certificate currently provides that no shares of any class of stock shall be redeemed, either at the option of the holder thereof or of the Corporation, unless after giving effect to such redemption, there remain outstanding at least 1,000 shares of stock of the Corporation having full voting power. The ten (10) shares of Common Stock, Non-Redeemable Series originally issued by the Corporation were repurchased by the Corporation on January 8, 1999. No shares of Common Stock, Non-Redeemable Series are currently issued or outstanding. The Non-Redeemable Series Amendment eliminates the unnecessary series of Common Stock, Non-Redeemable Series.

     Approval of the Non-Redeemable Series Amendment requires the affirmative vote of the holders of at least 80% of the issued and outstanding shares of Common Stock.

     The Board unanimously recommends a vote FOR the Non-Redeemable
                          Series Amendment.

                       INTERESTS OF CERTAIN PERSONS

Qualification Amendment

     The Qualification Amendment, if approved, would permit Mr.
Cline to serve as a director. Absent the approval of the Qualification Amendment, Mr. Cline would not be eligible to serve as a director.

Stock Ownership Amendment

     The Stock Ownership Amendment, if approved, would permit
Messrs. Crowe, Kiewit and Bay to own Common Stock. Absent the approval of the Stock Ownership Amendment, these directors would not be permitted to own Common Stock.

                             OTHER MATTERS

     It is not anticipated that any matters other than those described in this Proxy Statement will be brought before the Annual Meeting. If any other matters are presented, however, it is the intention of the persons named in the proxy to vote the proxy in accordance with the discretion of the persons named in the proxy.

Accountants

     PricewaterhouseCoopers, certified public accountants, have been selected by the Board as the independent public accountants for the Corporation. Representatives of PricewaterhouseCoopers are expected to be present at the Annual Meeting and will have the opportunity to make a statement and to respond to appropriate questions.

Section 16(a) Beneficial Ownership Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's directors, executive officers and persons who own more than 10% of the Common Stock to file reports of ownership and changes in ownership with the United States Securities and Exchange Commission ("SEC"). SEC Regulations require the Corporation to identify anyone who filed a required report late during the most recent fiscal year. Based solely upon review of reports furnished to the Corporation and written representations that no other reports were required during the fiscal year ended December 26, 1998, all Section 16(a) filing requirements were met.

Stockholder Proposals

     Any proposal which a Stockholder intends to present at the 2000 Annual Meeting must be received by the Corporation on or before December 25, 1999, to be included in the proxy material of the Corporation relating to such meeting. In addition, if the Stockholder wishes to nominate one or more persons for election as a director, such Stockholder must comply with additional provisions as set forth in the Corporation's By-Laws. Generally, a Stockholder must give timely notice to the Secretary of the Corporation. To be timely, such notice must be received by the Corporation at its principal executive offices not less than sixty days prior to the meeting. The By-Laws specify the information which must accompany such Stockholder notice, including the provision of certain information with respect to the persons nominated for election as directors and any information relating to the Stockholder that would be required to be disclosed in a Proxy Filing. Details of the provision of the By-Laws may be obtained by any Stockholder from the Secretary of the Corporation. Any such proposals should be directed to the Secretary, Peter Kiewit Sons', Inc., Kiewit Plaza, Omaha, Nebraska 68131.

Annual Report

     The Corporation is mailing to each Stockholder, along with this Proxy Statement, a copy of its annual report. The
Corporation's annual report is its Form 10-K for the fiscal year ending December 26, 1998, as filed with the SEC.

     THE CORPORATION WILL FURNISH WITHOUT CHARGE UPON THE WRITTEN REQUEST OF A STOCKHOLDER A COPY OF THE CORPORATION'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES, AND EXHIBITS, FILED WITH THE SEC. WRITTEN REQUESTS SHOULD BE ADDRESSED TO THE STOCK REGISTRAR AT KIEWIT PLAZA, OMAHA, NEBRASKA 68131.

                                       PETER KIEWIT SONS', INC.
                                       April 23, 1999




                                                        PRELIMINARY COPY
                               Appendix I

                        PETER KIEWIT SONS', INC.
                            1999 BONUS PLAN
                            ---------------

     1. Purposes. The purposes of the Peter Kiewit Sons', Inc. 1999 Bonus Plan (the "Plan") are to attract and retain highly-qualified executives by providing appropriate performance-based short-term incentive awards and to serve as a qualified performance-based compensation program under Section 162(m) of the Code, in order to preserve the Company's tax deduction for compensation paid under the Plan to Covered Employees.

     2. Definitions. The following terms, as used herein, shall have the following meanings:

     (a) "Board" shall mean the Board of Directors of the Company.

     (b) "Bonus" shall mean any annual incentive bonus award granted pursuant to the Plan, the payment of which shall be contingent upon the attainment of Performance Goals with respect to a Plan Year.

     (c) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     (d) "Committee" shall mean the Compensation Committee of the Board, any subcommittee thereof or any successor thereto designated by the Board to administer the Plan, the members of which satisfy the requirements specified in Section 5 hereof.

     (e)  "Company" shall mean Peter Kiewit Sons', Inc., a
Delaware corporation, or any successor corporation.

     (f) "Covered Employee" shall have the meaning set forth in Section 162(m)(3) of the Code (or any successor provision).

     (g) "Executive Officers" shall mean an officer of the Company who, as of the beginning of a Plan Year, is an "executive officer" within the meaning of Rule 3b-7 promulgated under the Securities Exchange Act of 1934, as amended.

     (h) "Participant" shall mean the Covered Employees and any other Executive Officer selected by the Committee to participate in the Plan.

     (i) "Performance Goals" shall mean the criteria and objectives which must be met during the Plan Year as a condition of the Participant's receipt of payment with respect to a Bonus, as described in Section 3 hereof.

     (j)  "Plan" shall mean the Peter Kiewit Sons', Inc. 1999
Bonus Plan, as set forth herein and as amended from time to time.

     (k)  "Plan Year" shall mean the Company's fiscal year.

     3. Performance Goals. Performance goals for each Plan Year shall be established by the Committee in writing not later than the latest date permissible under Section 162(m) of the Code. Such Performance Goals may be expressed in terms of one or more financial or other objective goals. Financial goals may be expressed, for example, in terms of stock price, revenues, earnings per share, or return on equity. To the extent applicable, any such Performance Goal shall be determined (i) in accordance with the Company's audited financial statements and generally accepted accounting principles and reported upon by the Company's independent accountants and (ii) so that a third party having knowledge of the relevant facts could determine whether such Performance Goal is met. Performance Goals for each Plan Year shall include a threshold level of performance below which no Bonus payment shall be made, levels of performance at which specified percentages of the target Bonus shall be paid, and a maximum level of performance above which no additional Bonus shall be paid. The Performance Goals established by the Committee may be (but need not be) different for each Plan Year and different Performance Goals may be applicable to different Participants.

     4.  Bonuses.

     (a) In General. For each Plan Year commencing with the Plan Year ending December 1999, the Committee shall, no later than the time specified in Section 3 hereof, specify the Participants for such Plan Year, the Performance Goals applicable to such Plan Year and the maximum Bonus payable to Participants upon the attainment of the applicable Performance Goals. The Committee may, in its discretion, reduce or eliminate the amount payable to any Participant (including a Covered Employee), in each case based upon such factors as the Committee may deem relevant, but shall not increase the amount payable to any Covered Employee. Unless otherwise provided by the Committee in its discretion in connection with the termination of employment of any Participant, payment of a Bonus for a particular Plan Year shall be made only if and to the extent the Performance Goals with respect to such Plan Year are attained and only if the Participant is employed by the Company or one of its Subsidiaries on the last day of such Plan Year.

     (b) Time of Payment. Unless otherwise determined by the Committee, all payments in respect of Bonuses granted under this
Section 4 shall be made no later than a reasonable period after the end of the Plan Year. In the case of Participants who are Covered Employees, unless otherwise determined by the Committee in connection with the termination of employment of any Participant, such payments shall be made only after achievement of the Performance Goals has been certified in writing by the Committee.

     (c) Form of Payment. Payment of such Participant's Bonus for any Plan Year shall be made in cash.

     (d)  Deferral Elections. The Company may give each
Participant the right, in accordance with rules and regulations to be established by the Committee, to elect to defer the receipt of any or all of such Participant's Bonus under the Plan in respect of any Plan Year.

     (e)  Maximum Bonus. The maximum Bonus payable to any
Participant during any Plan Year pursuant to the Plan is 2.5% of the net earnings of Company and its Consolidated Subsidiaries, as shown in its Form 10-K (Consolidated Statement of Earnings) for the relevant year.

     5. Administration. The Plan shall be administered by the Committee. The Committee shall have the authority in its sole discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the power to grant Bonuses; to determine the persons to whom and the time or times at which Bonuses shall be granted; to determine the terms, conditions, restrictions and performance criteria relating to any Bonus; to make adjustments in the Performance Goals in response to changes in applicable laws, regulations, or accounting principles to the extent not inconsistent with Section 162(m) of the Code and the regulations thereunder; except as otherwise provided in Section 4(a) hereof, to adjust compensation payable upon attainment of Performance Goals; to construe and interpret the Plan and any Bonus; to prescribe, amend and rescind rules and regulations relating to the Plan, including but not limited to rules and regulations referred to in Sections 4(c) and 4(d) hereof; and to make all other determinations deemed necessary or advisable for the administration of the Plan.

     The Committee shall consist of two or more persons each of whom is an "outside director" within the meaning of Section 162(m) of the Code. The Committee may appoint a chairperson and a secretary and may make such rules and regulations for the conduct of its business as it shall deem advisable, and shall keep minutes of its meetings. All determinations of the Committee shall be made by a majority of its members either present in person or participating by conference telephone at a meeting or by unanimous written consent. The Committee may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee, or such person may have under the Plan. All decisions, determinations and interpretations of the Committee shall be final and binding on all persons, including the Company, the Participant (or any person claiming any rights under the Plan from or through any Participant) and any shareholder.

     No member of the Board or the Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Bonus granted hereunder.

     6.  General Provisions.

     (a) Compliance With Legal Requirements. The Plan and the granting of Bonuses, and the other obligations of the Company under the Plan shall be subject to all applicable federal and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required.

     (b) No Right To Continued Employment. Nothing in the Plan or in any Bonus granted shall confer upon any Participant the right to continue in the employ of the Company or any of its Subsidiaries or to be entitled to any remuneration or benefits not set forth in the Plan or to interfere with or limit in any way the right of the Company to terminate such Participant's employment.

     (c) Withholding Taxes. The Company or subsidiary employing any Participant shall deduct from all payments and distributions under the Plan any taxes required to be withheld by federal, state or local governments.

     (d) Amendment and Termination of the Plan. The Board may at any time and from time to time alter, amend, suspend, or terminate the Plan in whole or in part; provided, however that no amendment which requires shareholder approval in order for the Plan to continue to comply with Section 162(m) of the Code shall be effective unless the same shall be approved by the requisite vote of the shareholders of the Company. Additionally, the Committee may make such amendments as it deems necessary to comply with other applicable laws, rules and regulations. Notwithstanding the foregoing, no amendment shall affect adversely any of the rights of any Participant, without such Participant's consent, under any Bonus previously granted under the Plan.

     (e) Participant Rights. No Participant shall have any claim to be granted any Bonus under the Plan, and there is no obligation for uniformity of treatment among Participants.

     (f) Unfunded Status of Bonuses. The Plan is intended to constitute an "unfunded" plan for incentive compensation. With respect to any payments which at any time are not yet made to a Participant pursuant to a Bonus, nothing contained in the Plan or any Bonus award shall give any such Participant any rights that are greater than those of a general creditor of the Company.

     (g) Governing Law. The Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Delaware without giving effect to the choice of law principles thereof.

     (h) Effective Date. The Plan shall first be effective with respect to the 1999 Plan Year, but only if the Plan shall have been approved at the 1999 annual meeting of shareholders by the requisite vote approval of the shareholders of the Company.

     (i) Interpretation. The Plan is designed and intended to comply with Section 162(m) of the Code, to the extent applicable, and all provisions hereof shall be construed in a manner to so comply.

     (j) Term. No Bonus may be granted under the Plan with respect to any Plan Year after Plan Year 2003. Bonuses made with respect to Plan Year 2003 or prior years, however, may extend beyond Plan Year 2003 and the provisions of the Plan shall continue to apply thereto.



                                                PRELIMINARY COPY


                                Appendix II

                               ARTICLE FIFTH
                               -------------

                           DIRECTORS AND OFFICERS
                           ----------------------

     (A)

          (2)     Qualifications of Directors.

                 (c) A "current inside director" is a director who (i) is a current Common stockholder of the Corporation; (ii) is currently an officer of either (A) the Corporation or (B) a Subsidiary which is engaged primarily in the construction, mining or materials businesses; and (iii) was continuously employed by the Corporation, its predecessor, former parent corporation or such a
Subsidiary for at least        eight six        (8) (6) years before
becoming a director.



                                               PRELIMINARY COPY


                                Appendix III

                               ARTICLE EIGHTH
                               --------------

                                DEFINITIONS
                                -----------




     "Employee" means an individual employed by (i) the
Corporation, any Subsidiary or Twenty Percent Subsidiary or any joint venture in which the Corporation and/or any Subsidiary or Twenty Percent Subsidiary has a twenty percent or more interest or (ii) Kiewit Coal Properties, Inc. or any subsidiary thereof or any joint venture in which Kiewit Coal Properties, Inc. or any such subsidiary has a twenty percent or more interest. An
Employee shall also include any person serving on the Board of
Directors of the Corporation         or of any Subsidiary; provided,
however, that such person shall have previously owned stock of the former parent corporation of the Corporation or the Corporation as an employee; and, provided further, that such person shall not be eligible to purchase additional stock of the Corporation.


                                                 PRELIMINARY COPY

                             Appendix IV


                            ARTICLE FOURTH
                            --------------

                            CAPITAL STOCK
                            -------------

                                 III.

              VOTING RIGHTS AND CHANGES IN CAPITAL STRUCTURE
              ----------------------------------------------


        (C) Non-Redeemable Series. Ten shares of the Common Stock are hereby designated as Common Stock, Non-Redeemable Series.
The rights, powers, preferences, privileges and limitations of Common Stock, Non-Redeemable Series shall be identical to those of all other shares of Common Stock, except as described in ARTICLE SIXTH hereof.


                            ARTICLE SIXTH
                            -------------

                  POWERS OF THE CORPORATION AND OF THE
                  ------------------------------------
                       DIRECTORS AND STOCKHOLDERS
                       --------------------------

     (D) Stock Ownership and Transfer Restrictions. The following restrictions on the ownership and transfer of the Common Stock of the Corporation are hereby imposed:

        (9) Non-Redeemable Series. Notwithstanding any other provision hereof with respect to the Common Stock, in no event shall (i) any holder of Common Stock, Non-Redeemable Series have any right to require the Corporation to repurchase such holder's shares of Common Stock, Non-Redeemable Series or be required to offer such shares to the Corporation for repurchase; or (ii) Common Stock, Non-Redeemable Series be subject to any redemption.


                                                PRELIMINARY COPY

                          PETER KIEWIT SONS', INC.
                PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR
             THE ANNUAL MEETING OF STOCKHOLDERS, JUNE 19, 1999

                                  PROXY

The undersigned hereby appoints  Douglas A. Obermier and Gregory
M. Broz, or either of them or their substitutes, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of Peter Kiewit Sons', Inc. held of record by the undersigned at the close of business on April 22, 1999, at the Annual Meeting of Stockholders to be held June 19, 1999, or any adjournment or postponement thereof. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR proposals 1, 2, 3, 4 and 5. TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, SIGN AND DATE THIS PROXY AND RETURN IT AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.

Proposal 1: Approval of the 1999 Bonus Plan

To Approve the 1999 Bonus Plan            --- FOR  --- AGAINST  --- ABSTAIN

Proposal 2: Approval of the Qualification Amendment

To Approve the Qualification Amendment    --- FOR  --- AGAINST  ---ABSTAIN

Proposal 3: Approval of the Stock Ownership Amendment

To Approve the Stock Ownership Amendment  --- FOR  --- AGAINST  ---ABSTAIN

Proposal 4: Approval of the Non-Redeemable Series Amendment

To Approve the Non-Redeemable Series Amendment --- FOR  --- AGAINST  ---ABSTAIN

Proposal 5: Election of Directors

To elect the thirteen nominees specified as follows as Directors:

Mogens C. Bay     Bruce E. Grewcock     Walter Scott, Jr.
Roy L. Cline      William L. Grewcock   Kenneth E. Stinson
Richard W. Colf   Tait P. Johnson       George B. Toll, Jr.
James Q. Crowe    Peter Kiewit, Jr.
Richard Geary     Allan K. Kirkwood

                 ----  FOR              ----  WITHHOLD
                 all nominees           authority to vote
                 listed (except)        for all nominees
                 as otherwise
                 specified below)

Instruction: To withhold authority to vote for any individual nominee(s), write the name(s) of the nominee(s) on the lines below.

            --------------------------------------

            --------------------------------------


                       Please sign exactly as name appears below.
                       [Name of Shareholder]



---------------------   -----------------------------------------
Date                    Signature

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE
ENCLOSED ENVELOPE.